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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: JANUARY 2, 2008

ATWOOD OCEANICS, INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER 1-13167

TEXAS
(State or other jurisdiction of incorporation or organization)

Internal Revenue Service – Employer Identification No. 74-1611874

15835 Park Ten Place Drive, Houston, Texas, 77084
(281) 749-7800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     In December 2007, our wholly owned subsidiary, Atwood Oceanics Pacific Limited (“AOPL”), was awarded a contract by Chevron Australia Pty. Ltd. to provide a newly constructed Mobile Offshore Semisubmersible Drilling Unit for a firm three (3) year period, with an option to extend the firm period to six (6) years (which must be exercised within seven (7) days of delivery of the rig from the shipyard). The contract provides for an operating dayrate of approximately $470,000, if the firm commitment is three (3) years, and approximately $450,000, if the option is exercised to extend the firm commitment period to six (6) years. Both dayrates are subject to adjustment pursuant to cost escalation provisions of the contract.

      To provide the drilling rig required by this contract, AOPL has executed a construction contract with Jurong Shipyard Pte. Ltd. (“Jurong”) to construct a Friede & Goldman ExD Millennium Semisubmersible Drilling Unit. The new rig will be constructed at Jurong’s shipyard in Singapore, with delivery expected to occur in early 2011. AOPL estimates the total cost of the rig (including administrative and overhead costs and capitalized interest) will be $570 million to $590 million. Financing for the rig construction will be provided from a combination of ongoing cash flow of AOPL and debt, as necessary, from the US$300,000,000 Credit Agreement of AOPL recently arranged with several banks. The new rig will be able to conventionally moor in up to 6,000 feet of water with its own mooring equipment and with pre-laid mooring equipment could work in up to 8,000 feet of water. This rig will become the tenth Company owned mobile offshore drilling unit. The Company has an option for a second rig with Jurong which requires exercise by the Company prior to June 30, 2008. No determination has been made by the Company at this time as to whether the option will be exercised.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER A OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

      On January 2, 2008, the Registrant entered into the construction contract more specifically described in Item 1.01 in this Current Report on Form 8-K, which description is incorporated by reference in this item 2.03.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS

10.1	Construction Contract dated January 2, 2008

99.1     Press Release dated January 3, 2008

     Statements contained in this report with respect to the future are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors including; the Registrant’s dependence on the oil and gas industry; the risks involved the construction of a rig; competition; operating risks; risks involved in foreign operations; risks associate with possible disruption in operations due to terrorism; risks associated with a possible disruption in operations due to a war with Iraq; and governmental regulations and environmental matters. A list of additional risk factors can be found in the Registrant’s annual report on Form 10-K for the year ended September 30, 2007, filed with the Securities and Exchange Commission.

EXHIBIT INDEX

EXHIBIT NO.      DESCRIPTION

10.1               Construction Contract dated January 2, 2008

99.1	Press Release dated January 3, 2008

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC
(Registrant)

/s/ James M. Holland James M. Holland Senior Vice President

DATE: January 3, 2008